UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Cigna Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2017
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Dear Cigna shareholder:
YOUR VOTE IS IMPORTANT TO US — PLEASE VOTE YOUR SHARES TODAY
On April 26, 2017, Cigna will hold its Annual Meeting of Shareholders.  We value your input as a holder of Cigna common stock, and encourage you to review our proxy materials and cast your votes today.  You can view our proxy materials at www.envisionreports.com/ci.
Our Board of Directors recommends that you vote "FOR" each director nominee, "FOR" the advisory approval of executive compensation, for every "ONE YEAR" for the advisory approval of the frequency of future advisory votes on executive compensation, "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 and "AGAINST" the shareholder proposal seeking shareholder proxy access.
I'd like to reiterate what we said in our Proxy Statement regarding the shareholder proposal seeking shareholder proxy access.  Cigna's Board is not opposed to proxy access.  The Board recognizes the value of proxy access to shareholders, as well as the potential positive impact of proxy access on director and Board accountability.  However, the Board does have significant concerns with adopting proxy access in the form presented by the shareholder proponent and believes the proposal calls for an overly permissive bylaw that is inconsistent with market practices and good corporate governance.  Most important, since July 2015, our merger agreement with Anthem has restricted our ability to amend our bylaws or propose or commit to any bylaw amendment.  In February 2017, we sent Anthem a notice terminating the merger agreement and the parties are now litigating the status of the merger agreement.  Until our dispute with Anthem is resolved, Cigna will act in accordance with the merger agreement, including the agreement not to amend our bylaws.  Once resolved, our commitment is to consider an alternative form of proxy access that is more in line with market practices and that we believe is in our shareholders' best interests.
Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders and believes that we should have the opportunity to meaningfully consider appropriate and balanced terms of a proxy access bylaw.  As we stated in our Proxy Statement, the Board intends to complete a full evaluation of proxy access in 2017, with a goal of implementing a proxy access bylaw amendment on terms that the Board believes are in Cigna's shareholders' best interests in advance of the 2018 annual meeting of shareholders.
Your vote is valued so please act today to be sure your shares are voted.  For your convenience, a proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instructions. In the event that multiple proxies/voting instruction cards are received from you, the one with the latest date will be counted.
As always, thank you for your continued support of Cigna.
Sincerely,
/s/ Neil Boyden Tanner
Neil Boyden Tanner
 Corporate Secretary